Exhibit 10.27

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made and entered into this 6th day of April 2009, by and between NATIONAL HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”) and ST. CLOUD CAPITAL PARTNERS II, L.P. (the “Lender“).

W I T N E S S E T H:

WHEREAS, prior hereto, Borrower and Lender entered into a Securities Purchase Agreement, dated March 31, 2008 (the “March Securities Purchase Agreement”), whereby Lender agreed to loan Borrower Three Million ($3,000,000) Dollars, as evidenced by that certain promissory note of even date therewith (the “March Note”) in favor of Lender; and

WHEREAS, prior hereto, Borrower and Lender entered into a Securities Purchase Agreement, dated June 30, 2008 (the “June Securities Purchase Agreement”, and together with the March Securities Agreement, the “Purchase Agreements”), whereby Lender agreed to loan Borrower Three Million ($3,000,000) Dollars, as evidenced by that certain promissory note of even date therewith (the “June Note”, and together with the March Note, the “Notes”) in favor of Lender; and

WHEREAS, as of March 31, 2009 (the “Interest Payment Date”) the Company owed Lender an aggregate payment of $147,945.20 representing accrued interest due and payable on such date under the Notes (the “Interest Payment”), not giving effect to expiration of applicable grace periods; and

WHEREAS, the Borrower desires Lender to presently forbear from exercising its rights and remedies to collect amounts due under the Notes or otherwise accelerate amounts due under the Notes (collectively, the “Indebtedness”); and

WHEREAS, Lender is willing to presently forbear from exercising its rights and remedies to collect the Indebtedness, on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrower each hereby agree as set forth in this Agreement.

1.           Use of Defined Terms.  Except as expressly set forth in this Agreement, all terms which have an initial capital letter where not required by the rules of grammar are defined to the Notes or Purchase Agreements.

2.           Reservation of Rights.  Subject to Section 3 below, Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Notes or Purchase Agreements, applicable law or otherwise, as a result of any Events of Default occurring after the date hereof.  Subject to Section 3 hereof, nothing contained herein shall be construed as a waiver of the failure of the Borrower to comply with the terms of the Notes or Purchase Agreements after the date hereof.

3.           Forbearance.  For good and valuable consideration, Lender agrees that it shall not exercise any rights (including, but not limited to, payment demand or setoff rights as a result of failure of payment of the accrued interest on the Notes, on the Interest Payment Date), nor directly or indirectly seek to collect from the Borrower any obligations evidenced by the Notes or take any other action, including a declaration of default as to, or acceleration of, the Notes or assertion of any claims or joining in any petition or otherwise initiating any insolvency case, reorganization or any other legal proceeding against the Borrower, so long as the Interest Payment is paid by the close of business April 13, 2009; provided, however, that in the event that the Company shall have obtained $500,000 in financing with an unrelated third party on or prior to April 13, 2009, the term of this forbearance shall automatically, without any further action of any of the parties hereto, be extended until the close of business April 30, 2009.

4.           Authority to Execute this Agreement.  The Borrower represents and warrants that it has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

5.           Construction.

A.          This Agreement shall be interpreted, construed and governed by and under the laws of the State of New York, without regard to its conflicts of law doctrine.

B.           This Agreement shall be binding on the Borrower and its respective successors and heirs, and shall inure to the benefit of Lender, its successors, assigns, affiliates, divisions and parent.  This Agreement cannot be assigned by the Borrower at any time.  Lender may assign this Agreement without notice or to the consent of the Borrower.

C.           Whenever required by context, the masculine pronouns will include the feminine and neuter genders, and the singular will include the plural, and vice versa.  This Agreement constitutes the entire agreement between the Borrower and Lender with regard to the subject matter hereof.

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IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as of the date first set forth above.

NATIONAL HOLDINGS CORPORATION

By:/S/ MARK GOLDWASSER
      Mark Goldwasser, CEO

ST. CLOUD CAPITAL PARTNERS II, L.P.

By: SGCP II, LLC
Its: General Partner

By:/S/ MARSHALL S. GELLER
Marshall S. Geller
Managing Member

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